Exhibit 10.1

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED FROM PUBLIC FILING PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT SUBMITTED TO THE U.S. SECURITIES AND EXCHANGE COMMISSION. THE OMITTED INFORMATION, WHICH HAS BEEN IDENTIFIED WITH THE SYMBOL “[***],” HAS BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Skyline Oil, LLC

1517 Grove Drive

Alpine, Utah 84004

June 28, 2012	via email

Richfield Oil & Gas Company

Attn:	Douglas C. Hewitt

President & CEO

Re:	Moroni Prospect, Sanpete County, Utah

Dear Doug,

This agreement shall replace any and all prior agreements between Richfield Oil & Gas Company, and its predecessors or affiliates, (“Richfield”) and Skyline Oil, LLC (“Skyline”) covering any acreage or wells or any other oil and gas interests whatsoever in Sanpete County, Utah (“Agreement”). Skyline and Richfield may be referred to individually as a “Party” and collectively as the “Parties”. Richfield is aware and acknowledges Skyline is entering into an agreement (“[***] Agreement”) with [***] (“[***]”) covering the undivided interest in oil and gas leases and the Moroni #1 Well and that Richfield is entitled to an assignment in accordance with this Agreement. The [***] Agreement is a confidential document. This Agreement shall set forth the agreement of the Parties in relation to the undivided interests in which Richfield is entitled to an assignment from Skyline related to the [***] Agreement, and other matters between the Parties.

1.	Lands Covered

Exhibits B and C attached hereto and made a part hereof illustrate and describe the lands covered by this Agreement subject to the conditions and limitations set forth herein. Lands in Exhibit B shall be referred to as B Area and lands in Exhibit C shall be referred to as C Area. There is no Exhibit A to this Agreement.

2.	Oil and Gas Leases

Skyline owns 100% working interest record title in all oil and gas leases it currently owns in the areas defined herein. Skyline has acquired, and shall continue to acquire, oil and gas leases covering lands in the B Area at Skyline’s expense. Skyline agrees to acquire oil and gas leases covering up to 20,000 net mineral acres in the B Area at Skyline’s expense. If for any reason Skyline is unable to acquire oil and gas leases covering 20,000 net mineral acres in the B Area by September 30, 2012, Skyline will acquire oil and leases in Area C until Skyline fulfills its commitment to Richfield to acquire oil and gas leases covering 20,000 net acres at Skyline’s expense. Such oil and gas leases covering the first 20,000 net mineral acres acquired and assigned by Skyline in B Area and/or C Area as provided, shall be referred to herein as the “Richfield 20,000”. Richfield hereby accepts its assignment of its interest in the Richfield 20,000 acknowledging that prior to assignment of the Richfield 20,000 to Richfield from Skyline, such leases shall be included in the [***] Agreement as a result of Skyline’s record title interest in such leases. Richfield acknowledges that [***], or its affiliates, shall be operator of such leases and the Moroni #1 well. Skyline shall assign a 5% working interest to Richfield in the Richfield 20,000 as provided for herein subsequent to entering into the [***]Agreement. Upon assignment of the Richfield 20,000 from Skyline to Richfield, if not previously reserved, Skyline shall reserve an overriding royalty interest in each oil and gas lease acquired, equal to the difference between the Lessor’s reserved royalty, and any other burdens, and 18%, proportionately reduced by the mineral interest covered by such oil and gas lease. The Skyline Overriding Royalty shall burden the interests of the Parties in proportion to their respective working interest in each lease. Such overriding royalty interest reserved by Skyline shall be referred to as the “Skyline Overriding Royalty Interest”.

The Skyline Overriding Royalty Interest shall be reserved by Skyline pursuant to a form of reservation or conveyance acceptable to Skyline, but which, among other things: (a) expressly allows [***], and any other leasehold working interest owner burdened by such Skyline Overriding Royalty Interest, (and its, or their, successors and assigns) to pool the interests in the leases, (b) shall be subject to and bear its proportionate share of all taxes and post-production costs, but would otherwise be calculated in a manner consistent with the calculation of the applicable lessor’s royalty under the applicable lease, and (c) will only apply to any renewal or extensions of leases taken by any Party during the term of this Agreement.

Once the assignment from Skyline to Richfield of the Skyline 20,000 is made, the B Area and C Area shall no longer be applicable and Skyline shall have no further obligations to Richfield to acquire and assign interests in oil and gas leases to Richfield.

Richfield shall assign all of its right, title and interest in the Chad Wood Lease which contains 52 net acres, to Skyline as part of this Agreement, subject to review of the lease and title by Skyline before Closing Date and Richfield and Skyline mutually agree that the consideration value of this lease is $350,000. The Chad Wood Lease is not in part of B Area or C Area. This lease is not subject to the [***] Agreement.

3.	Consideration

The Closing of this Agreement shall be on or before, June 30, 2012, or as soon as possible thereafter but no later than July 10, 2012 (“Closing Date”). The effective date of this agreement shall be June 30, 2012. Skyline shall pay the sum of $1,600,000 cash by wire transfer or check to Richfield as consideration for this Agreement. As additional consideration, Skyline shall transfer to Richfield 2,000,000 shares of Richfield common stock owned by Skyline. Skyline has entered into an agreement with MacKov Investments to purchase its one half percent interest in the 320 acres and the Moroni #1AXZH well for the sum of $54,231, and Skyline shall close on it’s agreement with MacKov Investments or before the Closing Date.

4.	Moroni #1 AXZH Well (API 43-039-30007) (“Moroni #1”)

	Richfield acknowledges hereby, that prior to the date of this Agreement Skyline has prepaid to Richfield $25,000 and the Parties agree that this $25,000 prepayment will become a non-refundable deposit if the Closing Date does not occur by July 10, 2012. The prepayment is for the following:

a.	Obligations owed to Richfield by Skyline:

	i.	Oil Purchase for Richfield portion for its 50% ownership of the oil currently in Moroni #1 oil tanks		$ 8,125

		ii	Equipment purchase from Richfield for its 50%
			interest in Moroni #1 equipment with exception of separator	$31,490

		iii	Joint interest Billing owed by Skyline on Moroni #1due Richfield	$12,885

			Sub-total	$52,500

b.	Obligations owed to Skyline by Richfield:

		i.	Purchase Skyline’s 50% interest in separator	$12,500

		ii	Skyline’s 50% interest of $30,000 bond	$15,000

			Sub-total	$27,500

		Total	Net Prior Payment to Richfield by Skyline	$25,000

Richfield acknowledges and approves that [***] shall own 90% of 100% working interest in the Moroni #1 and the Richfield 20,000, and shall be operator thereof as provided for herein, upon closing the [***] Agreement with Skyline. Richfield shall own a 5% undivided interest in Moroni #1 and the Richfield 20,000 as a result of this Agreement. Skyline shall own the remaining 5% undivided interest in Moroni #1 and the Richfield 20,000 as a result of this agreement.5. Science Data Sharing

The Parties agree to share geological data and geochemistry data covering the Richfield 20,000 in their possession or control as of the date hereof or subsequently obtained, subject only to the conditions of any third party license agreements.

6. Operations

Operations on or involving the Richfield 20,000 shall be conducted in accordance with the [***] Agreement.

7. Counterpart Execution.

This Agreement may be executed in counterpart and scanned and emailed, and each counterpart scanned and emailed shall be deemed an original for all purposes and shall be binding upon each Party executing the same. The Parties agree to provide each other original signature copies via mail for their files.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of June 28, 2012.

RICHFIELD OIL & GAS COMPANY

By: /S/: Glenn G. MacNeil

Name: Glenn G. MacNeil

Title: Chief Financial Officer

SKYLINE OIL, LLC

By: /S/: Michael P. Russon

Name: Michael P. Russon

Title: Managing Member

EXHIBITS:

“B” Map of B Area

“C” Map of C Area

Exhibit - B
Fountain Green
Moroni
Wales
Spring City
0
2,461
METERS

Exhibit C
June 28, 2012
Fairview
Mount Pleasant
Spring City
METERS